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                                                                      EXHIBIT 11


                    METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES
                       COMPUTATION OF LOSS PER COMMON SHARE

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

                                                                     Three Months Ended                  Three Months Ended
                                                                         September 30,                     September 30,
                                                                 --------------------------------  -------------------------------
                                                                      1997             1996             1997             1996
                                                                 ----------------   -------------  ---------------  ---------------

NET LOSS
    Net loss.............................................         $ (7,562,398)    $  (2,201,161)    $(24,556,567)   $  (9,412,724)
    Deduct dividends on preferred shares.................                -                 -               76,562            -
                                                                 ----------------   -------------  ---------------  ---------------
    Net loss applicable to common stock..................         $ (7,562,398)    $  (2,201,161)    $(24,633,129)   $  (9,412,724)
                                                                 ----------------   -------------  ---------------  ---------------
                                                                 ----------------   -------------  ---------------  ---------------

SHARES
   Weighted average number of
     common shares outstanding............................           9,564,940         9,892,503        9,663,020        8,606,848
   Assuming conversion of warrants
     and options outstanding..............................           2,930,154         2,930,154        2,930,154        2,930,154
                                                                 ----------------   -------------  ---------------  ---------------
   Weighted average number of
     shares outstanding as adjusted.......................          12,495,094        12,822,657       12,593,174       11,537,002
                                                                 ----------------   -------------  ---------------  ---------------
                                                                 ----------------   -------------  ---------------  ---------------

NET LOSS PER SHARE........................................        $      (0.61)      $     (0.17)    $      (1.96)     $     (0.82)
                                                                 ----------------   -------------  ---------------  ---------------
                                                                 ----------------   -------------  ---------------  ---------------


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